SPECIAL MEETING OF SHAREHOLDER

                                       OF

                     INTERNATIONAL EMERGING MARKETS ACCOUNT,
                         LARGECAP GROWTH EQUITY ACCOUNT
                        AND MIDCAP GROWTH EQUITY ACCOUNT

                                     OF THE

                     PRINCIPAL VARIABLE CONTRACTS FUND, INC.

680 8th Street, Des Moines, Iowa      November 13, 2000     3:00 p.m.

         A special meeting of the shareholder of International Emerging Markets Account, LargeCap Growth Equity Account and MidCap Growth Equity Account of the Principal Variable Contracts Fund, Inc. ("Corporation") was held at 680 8th Street, Des Moines, Iowa at 3:00 p.m. on November 13, 2000.

         The meeting was called to order by Mr. R. C. Eucher, who presided as chairman of the meeting. Mr. B. L. Agnew acted as secretary of the meeting. Also present was Mr. A. S. Filean.

         The Secretary reported the only shareholder of each of the International Emerging Markets Account, LargeCap Growth Equity Account and MidCap Growth Equity Account of the Corporation was Principal Life Insurance Company, that all such shares were represented by proxies held by Mr. Filean and that a quorum was present.

         The Chairman directed that the proxies be appended to the minutes of this meeting.

         The Chairman stated it would be in order to consider ratification and approval of the Amendment to the Management Agreement between the Corporation and Principal Management Corporation in the form approved by the Corporation's Board of Directors. A copy of said amendment was presented at the meeting. Thereupon, the following resolution was duly adopted by the vote of all the outstanding shares of Common Stock of the International Emerging Markets Account, LargeCap Growth Equity Account and MidCap Growth Equity Account of the
Corporation:

         "BE IT RESOLVED, That the Third Amendment to the Principal Variable Contracts Fund, Inc. Management Agreement between the Corporation and Principal Management Corporation, which was approved by the Board of Directors, including a majority of the non-interested directors thereof, be, and it hereby is, ratified and approved."

         The Chairman then stated it would be appropriate to consider ratification and approval of the Amendment to the Sub-Advisory Agreement between Principal Management Corporation and Invista Capital Management, LLC in the form approved by the Corporation's Board of Directors. A copy of such amendment was presented at this meeting. Thereupon, the following resolution was duly adopted by the vote of all the outstanding shares of Common Stock of the International Emerging Markets Account of the Corporation:

         "BE IT RESOLVED,  That the Third  Amendment to the  Principal  Variable
         Contracts Fund, Inc. Sub-Advisory Agreement between Principal Management Corporation and Invista Capital Management, LLC, which was approved by the Board of Directors, including a majority of the non-interested directors thereof, be, and it hereby is, ratified and approved."

         The Chairman then stated it would be appropriate to consider ratification and approval of the Sub-Advisory Agreement between Principal Management Corporation and Duncan Hurst Capital Management Inc. in the form approved by the Corporation's Board of Directors. A copy of such agreement was presented at the meeting. Thereupon, the following resolution was duly adopted by the vote of all the outstanding shares of Common Stock of the LargeCap Growth Equity Account of the Corporation:

         "BE IT RESOLVED, That the Sub-Advisory Agreement between Principal Management Corporation and Duncan-Hurst Capital Management Inc., which was approved by the Board of Directors, including a majority of the non-interested directors thereof, be, and it hereby is, ratified and approved."

         The Chairman then stated it would be appropriate to consider ratification and approval of the Sub-Advisory Agreement between Principal Management Corporation and Turner Investment Partners, Inc. in the form approved by the Corporation's Board of Directors. A copy of such agreement was presented at the meeting. Thereupon, the following resolution was duly adopted by the vote of all the outstanding shares of Common Stock of the MidCap Growth Equity Account of the Corporation:

         "BE IT RESOLVED, That the Sub-Advisory Agreement between Principal Management Corporation and Turner Investment Partners, Inc., which was approved by the Board of Directors, including a majority of the non-interested directors thereof, be, and it hereby is, ratified and approved."

         The Chairman then stated it was necessary to consider ratification and approval of Principal Management Corporation's ultimate responsibility for the oversight of the Sub-Advisor(s) which includes the ability to act pursuant to the Sub-Advisory Agreement without approval by a majority of the outstanding voting securities of the Corporation. It was further noted that this authority to act is conditioned on the Fund furnishing to shareholders of record, within 90 days of employment of a new Sub-Advisor or any other material change to a Sub-Advisory Agreement, an information statement satisfying the requirements of Regulation 14c and Schedule 14c under the Securities Exchange Act of 1934 and of
Schedule 14a under that Act. Thereupon, the following resolution was duly adopted by the vote of all the outstanding shares of Common Stock of the LargeCap Growth Equity and MidCap Growth Equity Accounts:

         "BE IT RESOLVED, That Principal Management Corporation has the ultimate responsibility to oversee Sub-Advisor activity and accordingly hire, terminate and replace an Account's Sub-Advisor."

         There being no further business, the meeting was adjourned.


                                                          B. L. Agnew, Secretary